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                                                                    EXHIBIT 10.8

                                   YAHOO! INC.

                            CONTENT LICENSE AGREEMENT

       THIS CONTENT LICENSE AGREEMENT (the "Agreement") is made as of this
15th day of April, 1998 (the "Effective Date") between YAHOO!, INC., a California corporation, with offices at 3400 Central Expressway, Suite 201, Santa Clara, CA 95051, ("YAHOO") and HeadHunter.NET, ("Licensor"), a Georgia corporation, with offices at 6410 Atlantic Blvd., Suite 160, Norcross, GA 30071.

In consideration of the mutual promises contained herein, the parties agree as follows:

SECTION 1: DEFINITIONS.

         Unless otherwise specified, capitalized terms used in this Agreement shall have the meanings attributed to them in Exhibit A hereto.

SECTION 2: GRANT OF LICENSES.

2.1 Grant of Licenses. Subject to the terms and conditions of this Agreement Licensor hereby grants to Yahoo, under Licensor's Intellectual Property Rights:

     (a) A non-exclusive, worldwide license to use, modify, reproduce, distribute, display and transmit the Licensor Content in electronic form in connection with Yahoo Properties via the Internet, and to permit users of the Yahoo Properties to download and print the Licensor Content for personal use. Yahoo's license to modify the Licensor content shall be limited to modifying the Licensor Content to fit the format and look and feel of the Yahoo Property.

     (b) A non-exclusive, worldwide, fully paid license to use, reproduce and display the Licensor's Brand Features: (1) in connection with the presentation of the Licensor Content on the Content Pages in the Yahoo Properties; and (ii) in connection with the marketing and promotion of the Yahoo Properties.

     (c) Yahoo shall be entitled to sublicense the rights set forth in this
         Section 2.1 (1) to its Affiliates only for inclusion in Yahoo Properties, and (2) in connection with any mirror site, derivative site, or distribution arrangement concerning a Yahoo Property.

SECTION 3:  DELIVERY OF LICENSOR CONTENT; ADVERTISING REVENUE.

3.1 Yahoo's Responsibilities. [In addition to any responsibilities that may be set forth in Exhibit C,] Yahoo will be responsible for the design, layout, posting, and maintenance of the Content Pages. In no event is Yahoo under any obligation, express or implied, to

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post or otherwise include any of the Licensor Content in any Yahoo Property, including without limitation, in any Content Pages.

3.2 Licensor Assistance. [In addition to any responsibilities that may be set forth in Exhibit C,] Licensor will provide on-going assistance to Yahoo with regard to technical, administrative and service-oriented issues relating to the utilization, transmission and maintenance of the Licensor Content, as Yahoo may reasonably request. Licensor will use its reasonable best efforts to ensure that the Licensor Content is accurate, comprehensive and updated regularly as set forth in Exhibit C.

3.3 Advertising Rights. Yahoo shall have the sole right to sell and retain all Advertising Rights with respect to Content Pages.

3.4 Notices. Yahoo will not alter or impair any acknowledgment of copyright or other Intellectual Property Rights of Licensor that may appear in the Licensor Content and the Licensor Brand Features, including all copyright, trademark and similar notices that Licensor may reasonably request.

3.5 Links. The parties will maintain the hypertext links specified in Exhibit D.

SECTION 4:  DELIVERY OF LICENSOR CONTENT

         During the term of this Agreement, Licensor shall deliver updates of the Licensor Content to Yahoo in accordance with the Delivery Specifications set forth in Exhibit C. Licensor also shall provide Yahoo with reasonable prior notice of any significant Enhancements that generally affect the appearance, updating, delivery or other elements of the Licensor Content, and shall make such Enhancements available to Yahoo upon commercially reasonable terms.

SECTION 5:  INDEMNIFICATION

         Licensor, at its own expense, will indemnify, defend and hold harmless Yahoo, its Affiliates and their employees, representatives, agents and affiliates, against any claim, suit, action, or other proceeding brought against Yahoo or an Affiliate based on or arising from a claim that the Licensor Content as delivered to Yahoo or any Licensor Brand Feature infringes in any manner any Intellectual Property Right of any third party or contains any material or information that is obscene, defamatory, libelous, slanderous, that violates any person's right of publicity, privacy or personality, or has otherwise resulted in any tort, injury, damage or harm to any person; provided, however, that in any such case: (x) Yahoo provides Licensor with prompt notice of any such claim;
(y) Yahoo permits Licensor to assume and control the defense of such action, with counsel chosen by Licensor (who shall be reasonably acceptable to Yahoo); and (z) Licensor does not enter into any settlement or compromise of any such claim without Yahoo's prior written consent, which consent shall not be unreasonably withheld. Licensor will pay any and all costs, damages, and expenses, including, but not limited to, reasonable attorneys' fees and


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costs awarded against or otherwise incurred by Yahoo or an Affiliate in connection with or arising from any such claim, suit, action or proceeding. It is understood and agreed that Yahoo does not intend and will not be required to edit or review for accuracy or appropriateness any Licensor Content.

SECTION 6:  LIMITATION OF LIABILITY.

         EXCEPT AS PROVIDED IN SECTION 5, UNDER NO CIRCUMSTANCES SHALL LICENSOR, YAHOO, OR ANY AFFILIATE BE LIABLE TO ANOTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES ARISING FROM THIS AGREEMENT, EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS.

SECTION 7:  TERM AND TERMINATION

7.1 Initial Term and Renewals. This Agreement will become effective as of the Effective Date and shall, unless sooner terminated as provided below or as otherwise agreed, remain effective for an initial term of twelve (12) months following the first date of public availability of the Licensor Content on a Content Page within a Yahoo Property (the "Initial Term"). After the Initial Term, this Agreement will be automatically renewed for successive additional one year periods ("Extension Terms"), unless otherwise terminated by either party by giving notice to the other party not less than sixty (60) days prior to the end of a Term. As used herein, the "Term" means the Initial Term and any Extension Term(s).

7.2 Termination for Cause. Notwithstanding the foregoing, this Agreement may be terminated by either party immediately upon notice if the other party: (w) becomes insolvent; (x) files a petition in bankruptcy; (y) makes an assignment for the benefit of its creditors; or (z) breach any of its obligations under this Agreement in any material respect, which breach is not remedied within thirty (30) days following written notice to such party.

7.3 Effect of Termination. Any termination pursuant to this Section 7 shall be without any liability or obligation of the terminating party, other than with respect to any breach of this Agreement prior to termination. The provisions of Sections 5, 6, 7, 8, 9, 10, and this Section 7.3 shall survive any termination or expiration of this Agreement.

SECTION 8:  OWNERSHIP.

8.1 By Licensor. Yahoo acknowledges and agrees that: (i) as between Licensor on the one hand, and Yahoo and its Affiliates on the other, Licensor owns all right, title and interest in the Licensor Content and the Licensor Brand Features; (ii) nothing in this Agreement shall confer in Yahoo or an Affiliate any right of ownership in the Licensor


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Content or the Licensor Brand Features; and (iii) neither Yahoo or its
Affiliates shall now or in the future contest the validity of the Licensor Brand Features. No licenses are granted by either party except for those expressly set forth in this Agreement.

8.2 By Yahoo. Licensor acknowledges and agrees that: (i) as between Licensor on the one hand, and Yahoo and its Affiliates on the other, Yahoo or the Affiliates own all right, title and interest in any Yahoo Property and the Yahoo Brand Features; (ii) nothing in this Agreement shall confer in Licensor any license or right of ownership in the Yahoo Brand Features; and (iii) Licensor shall not now or in the future contest the validity of the Yahoo Brand Features. No licenses are hereby granted by Yahoo. Yahoo or its Affiliates shall own all derivative works created by Yahoo from the Licensor Content, including the Content Pages, pursuant to this Agreement, to the extent such is separable from the Licensor Content.

SECTION 9:  PUBLIC ANNOUNCEMENTS.

         The parties will cooperate to create any and all appropriate public announcements relating to the relationship set forth in this Agreement. Neither party shall make any public announcement regarding the existence or content of this Agreement without the other party's prior written approval and consent.

SECTION 10:  NOTICE; MISCELLANEOUS PROVISIONS.

10.1 Notices. All notices, requests and other communications called for by this agreement shall be deemed to have been given immediately if made by telecopy or electronic mail (confirmed by concurrent written notice sent first class U.S. mail, postage prepaid), if to Yahoo at 3400 Central Expressway, Suite 201, Santa Clara, CA 95051, Fax: (408) 731-3301 Attention: Vice President (e-mail: jmailett@yahoo.com), with a copy to its General Counsel (e-mail: jplace@yahoo.com), and if to Licensor at the physical and electronic mail addresses set forth on the signature page of this Agreement, or to such other addresses as either party shall specify to the other. Notice by any other means shall be deemed made when actually received by the party to which notice is provided.

10.2 Miscellaneous Provisions. This Agreement will bind and inure to the benefit of each party's permitted successors and assigns. Neither party may assign this Agreement, in whole or in part, without the other party's written consent; provided, however, that: (i) either party may assign this Agreement without such consent in connection with any merger, consolidation, any sale of all or substantially all of such party's assets or any other transaction in which more than fifty percent (50%) of such party's voting securities are transferred. Any attempt to assign this Agreement other than in accordance with this provision shall be null and void. This Agreement will be governed by and construed in accordance with the laws of the State of California, without reference to conflicts of laws rules, and without regard to its location of execution or performance. If any provision of this Agreement is found invalid or unenforceable, that provision will be enforced to the


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maximum extent permissible, and the other provisions of this Agreement will remain in force. Neither this Agreement, nor any terms and conditions contained herein may be construed as creating or constituting a partnership, joint venture or agency relationship between the parties. No failure of either party to exercise or enforce any of its rights under this Agreement will act as a waiver of such rights. This Agreement and its exhibits are the complete and exclusive agreement between the parties with respect to the subject matter hereof, superseding and replacing any and all prior agreements, communications, and understandings, both written and oral, regarding such subject matter. This Agreement may only be modified, or any rights under it waived, by a written document executed by both parties. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute a single instrument. Execution and delivery of this Agreement may be evidenced by facsimile transmission.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

YAHOO! INC.                                 LICENSOR

By:/s/ Ellen Siminoff                       By:      /s/  Warren Bare
   -------------------------------------       ------------------------------
         Ellen Siminoff, Vice President

Title:   Business Development               Title:   President
      ----------------------------------          ---------------------------

Address:      3400 Central Expy Ste.201     Address: 6410 Atlantic Blvd #160
        --------------------------------             ------------------------
              Santa Clara, CA 95051                     Norcross, GA 30071
----------------------------------------             ------------------------

Telecopy:     (408) 731-3301                Telecopy:  (770) 300-9298
         -------------------------------             ------------------------

E-mail:  ellen@yahoo-inc.com                E-mail:     warrenb@headhunter.NET
         -------------------------------           ---------------------------



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                                    EXHIBIT A
                                   DEFINITIONS

         "Advertising Rights" shall mean the advertising and promotional rights sold or licensed with respect to Content Pages.

         "Affiliates" shall mean any company or any other entity world-wide, including, without limitation, corporations, partnerships, joint ventures, and Limited Liability Companies, in which Yahoo owns at least a twenty percent ownership, equity, or financial interest.

         "Content Pages" shall mean those pages in the Yahoo Property that contain Licensor Content and that are co-branded with both Licensor Brand Features and Yahoo Brand Features.

         "Enhancements" shall mean any updates, improvements or modifications made to, or derivative works created from, the Licensor Content by Licensor.

         "Intellectual Property Rights" shall mean all rights in and to trade secrets, patents, copyrights, trademarks, know-how, as well as moral rights and similar rights of any type under the laws of any governmental authority, domestic or foreign.

         "Internet" shall mean the collection of computer networks commonly known as the Internet, and shall include, without limitation, the World Wide Web.

         "Licensor Brand Features" shall mean all trademarks, service marks, logos and other distinctive brand features of Licensor that are used in or relate to the Licensor Content, including, without limitation, the trademarks, service marks and logos described in Exhibit B hereto.

         "Licensor Content" shall mean, collectively, all materials, data, and similar information collected and owned by Licensor, which is a collection of HTML files and certain related scripts, as further described in Exhibit B attached hereto, including, without limitation, all Enhancements.

         "Yahoo Brand Features" shall mean all trademarks, service marks, logos and other distinctive brand features of Yahoo that are used in or relate to a Yahoo Property, including, without limitation, the trademarks, service marks and logos described in Exhibit B.

         "Yahoo Properties" shall mean any Yahoo branded or co-branded media properties, including, without limitation, Internet guides, developed in whole or in part by Yahoo or its Affiliates and distributed or made available by Yahoo or its Affiliates over the Internet.


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                                    EXHIBIT B
                                LICENSOR CONTENT

For current employment listings available in the HeadHunter.NET
(http://www.headhunter.net) database which meet Yahoo!'s specification (outlined on the URL below), which HeadHunter.NET will send to Yahoo!, HeadHunter.NET agrees to provide Yahoo!, as a minimum, the following information (for further details regarding industry and function codes, please see http://classifieds.yahoo.com/instructions/employment.html):

* Company Name
* Job Location (either zipcode or city/state)
* Industry Code
* Job Title
* Function Code
* Responsibilities
* Requirements (desired) and Requirements (minimum) as available
* Contact Information: either phone, fax, postal mailing address, email information or any combination of these in fields which correspond to the Yahoo! Classifieds specification.

In addition to the delivery of the fields above, HeadHunter.NET agrees to the following:

* To provide complete information in each field, including Responsibilities, not to exceed 2000 bytes in any one field.
* To provide accurate mappings for both Industry and Function codes.
* To remove from its listings feed those listings which Yahoo! does not approve as being complete and accurately mapped.

                             LICENSOR BRAND FEATURES

                                 HeadHunter.NET
                          HeadHunter.NET Related Logos

                              YAHOO BRAND FEATURES
                                     Yahoo!
                               Yahoo related logos


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                                    EXHIBIT C
                      DELIVERY AND TECHNICAL SPECIFICATIONS

Licensor Agrees To:
     1. Make available to Yahoo! the Licensor content specified in Exhibit B, according the format found at http://classifieds.yahoo.com/instructions/employment.html.
     2. Allow Yahoo! to include Licensor content in the relevant areas of Yahoo!'s network of properties.
     3. Update at least weekly all information provided to Yahoo! to ensure the accuracy and timeliness of all data offered by this service.
     4. Place a "Back to Yahoo! Classifieds" logo and link to Yahoo! Classifieds on pages which reside on the HeadHunter.NET site pointed to from Yahoo! Classifieds.
     5. Maintain its current level of advertising on Yahoo! for the term of this agreement ($240,000/year minimum during this term).

Yahoo! Agrees To:
     1. Place the HeadHunter.NET employment listings within the Yahoo! Classifieds service.

C.       Format of Content Delivery:

FTP (file transfer protocol)


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                                    EXHIBIT D
                                      LINKS

During the Term of this Agreement, all links that exist between Yahoo! Classifieds and HeadHunter.NET will be maintained in the following manner:

LOCATION OF LINK                    LINK TO WHERE                      SPECIFICS OF LINK

At the bottom of each listing       To Licensor web page with          This will be a text link
provided by Licensor to Yahoo!      further details on the specific    determined by Yahoo!; the link
Classifieds, within the Yahoo!      job being advertised.              will currently read "more listing
Classifieds site. At the top of                                        detail"
every page on HeadHunter.NET
which has been linked to from       Link back to Yahoo! Employment     This is a Yahoo! Classifieds logo
Yahoo! Classifieds. On the          Classifieds.                       which links back to Yahoo!
partner / alliance page/s of                                           Employment Classifieds.
HeadHunter.NET.
                                    Link to Yahoo! Employment          This is a Yahoo! Classifieds logo
                                    Classifieds.                       which links back to Yahoo!
                                                                       Employment Classifieds.



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